Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On July 31, 2026, Palomino Laboratories Inc. (“Palomino” or the “Company”) entered into a Share Exchange Agreement and Plan of Reorganization (the “Share Exchange Agreement”) with Vega Links, Inc. (“Vega Links” or “VLI”) and the stockholders of Vega Links (the “Stockholders”), pursuant to which the Stockholders transferred to the Company 100% of the issued and outstanding shares of Vega Links common stock (the “Share Exchange” or the “Transaction”). The Share Exchange closed simultaneously with the execution of the Share Exchange Agreement and was effective on July 31, 2026 (the “Closing Date”). Following the Closing Date, Vega Links became a wholly owned subsidiary of Palomino. Palomino and Vega Links, after giving effect to the Share Exchange, are referred to herein as the “combined company.”

On the Closing Date, Palomino issued an aggregate of 4,472,000 restricted shares of its common stock (the “Consideration Shares”) to the Stockholders based on an exchange ratio of 0.4 shares of Palomino common stock for each share of Vega Links common stock (the “Exchange Ratio”). The Consideration Shares generally retain the vesting terms of the shares of Vega Links common stock for which they were exchanged, with certain modifications described in Note 2.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical consolidated balance sheet of Palomino and the historical balance sheet of Vega Links as of that date and gives effect to the Share Exchange as if it had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 combine the historical results of operations of Palomino for those periods with the historical results of operations of Vega Links for the period from January 21, 2026 (inception) through June 30, 2026, and give effect to the Share Exchange as if it had occurred on January 1, 2025. Vega Links was incorporated on January 21, 2026 and therefore has no historical results of operations for the year ended December 31, 2025 or for the period from January 1, 2026 through January 20, 2026. The adjustments reflected in the unaudited pro forma condensed combined financial information are referred to as the “transaction accounting adjustments” and have been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

●	The historical audited consolidated financial statements of Palomino and the related notes included in Palomino’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026;
●	The historical unaudited condensed consolidated financial statements of Palomino for the six months ended June 30, 2026 and the related notes included in Palomino’s Quarterly Report on Form 10-Q, filed with the SEC on August 5, 2026; and
●	The historical audited financial statements of Vega Links as of July 30, 2026 and for the period from January 21, 2026 (inception) through July 30, 2026, and the related notes, included elsewhere in this filing. The Vega Links amounts included in the unaudited pro forma condensed combined financial information are as of June 30, 2026 and for the period from January 21, 2026 (inception) through June 30, 2026, consistent with the date of Palomino’s most recent balance sheet and were derived from Vega Links’ unaudited accounting records. Vega Links’ net loss for the period from July 1, 2026 through July 30, 2026 was $2,269, which is not reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared by Palomino using the acquisition method of accounting in accordance with U.S. GAAP, with Palomino treated as the accounting acquirer of Vega Links. The transaction accounting adjustments are based upon available information and certain assumptions that Palomino believes are reasonable as of the date hereof. The unaudited pro forma condensed combined financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the results of operations or financial condition of Palomino had the Share Exchange been completed as of the dates presented, and should not be construed as representative of the future results of operations or financial condition of the combined company.

The determination of the fair value of the assets acquired and liabilities assumed from Vega Links, and of the consideration transferred, is preliminary and purchase price allocation valuation will be finalized within one year of the Closing Date. Differences between the preliminary estimates and the final acquisition accounting may be material and may change the amounts allocated to goodwill and to other assets and liabilities, which in turn may affect the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the Share Exchange, including potential synergies that may be generated in future periods.

PALOMINO LABORATORIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

	Historical
	Palomino Laboratories Inc.	Vega Links, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Condensed Combined
Assets
Current Assets:
Cash and cash equivalents	$19,444,793	$14,789	$55,417	3(e)	$19,514,999
Prepaids and other current assets	148,566	2,860	-		151,426
Total current assets	19,593,359	17,649	55,417		19,666,425
Property and equipment, net	1,244,439	3,311	-		1,247,750
Right of use asset, net	166,781	-	-		166,781
Intangible assets	-	-	20,657	3(a)	20,657
Goodwill	-	-	25,712	3(b)	25,712
Other assets	37,587	-	-		37,587
Total assets	$21,042,166	$20,960	$101,786		$21,164,912
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$162,473	$8,675	$-		$171,148
Accrued expenses and other liabilities	145,607	800	189,300	3(c)	335,707
Operating lease liability, current	60,805	-	-		60,805
Liability for unvested restricted stock, current	-	211	15,393	3(e)	15,604
Loans from shareholders (related party)	-	25,000	-		25,000
Total current liabilities	368,885	34,686	204,693		608,264
Operating lease liability, noncurrent	107,077	-	-		107,077
Liability for unvested restricted stock, noncurrent	-	352	40,024	3(e)	40,376
Deferred tax liability, net	-	-	2,341	3(d)	2,341
Total liabilities	475,962	35,038	247,058		758,058
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value	2,316	-	9	3(c)	2,325
Additional paid-in capital	26,353,914	-	350,208	3(c)	26,704,122
Accumulated deficit	(5,790,026)	(14,078)	(495,489)	3(c)	(6,299,593)
Total stockholders’ equity	20,566,204	(14,078)	(145,272)		20,406,854
Total liabilities and stockholders’ equity	$21,042,166	$20,960	$101,786		$21,164,912

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

PALOMINO LABORATORIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

(USD, except per share data)

	Historical
	Palomino Laboratories Inc.	Vega Links, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Condensed Combined
Revenue	$-	$-	$-		$-
Operating expenses:
General and administrative	1,501,998	14,078	2,111,645	4(d)	3,627,721
Research and development	1,106,876	-	-		1,106,876
Total operating expenses	2,608,874	14,078	2,111,645		4,734,597
Loss from operations	(2,608,874)	(14,078)	(2,111,645)		(4,734,597)
Other income (expense):
Interest income	410	-	-		410
Loss before income taxes	(2,608,464)	(14,078)	(2,111,645)		(4,734,187)
Income tax benefit	-	-	-		-
Net loss	$(2,608,464)	$(14,078)	$(2,111,645)		$(4,734,187)
Net loss per common share, basic and diluted	$(0.13)			4(b)	$(0.22)
Weighted average common shares outstanding, basic and diluted	20,174,547		1,820,545	4(b)	21,995,092

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

PALOMINO LABORATORIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(USD, except per share data)

	Historical
	Palomino Laboratories Inc.	Vega Links, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Condensed Combined
Revenue	$-	$-	$-		$-
Operating expenses:
General and administrative	2,702,834	-	7,693,751	4(c), 4(d)	10,396,585
Total operating expenses	2,702,834	-	7,693,751		10,396,585
Loss from operations	(2,702,834)	-	(7,693,751)		(10,396,585)
Other income (expense):
Change in fair value of SAFE notes	(461,252)	-	-		(461,252)
Interest income	890	-	-		890
Loss before income taxes	(3,163,196)	-	(7,693,751)		(10,856,947)
Income tax benefit	-	-	1,169	4(a)	1,169
Net loss	$(3,163,196)	$-	$(7,692,582)		$(10,855,778)
Net loss per common share, basic and diluted	$(0.47)			4(b)	$(1.49)
Weighted average common shares outstanding, basic and diluted	6,710,995		564,591	4(b)	7,275,586

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma financial statements and related notes present the pro forma condensed combined financial position and results of operations of Palomino and Vega Links. The unaudited pro forma financial statements and related notes are prepared in accordance with Article 11 of Regulation S-X as promulgated by the U.S. Securities and Exchange Commission (the “SEC”), as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The accounting policies followed in preparing the unaudited pro forma condensed combined financial information are those used by Palomino as set forth in Palomino’s historical financial statements. As part of preparing the unaudited pro forma condensed combined financial information, Palomino’s management conducted a review of the accounting policies of Vega Links and did not note any material differences in accounting policies that would require pro forma adjustments to conform to Palomino’s accounting policies.

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”), with Palomino considered the accounting acquirer of Vega Links. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed, in a business combination be recognized at their fair values as of the acquisition closing date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of Vega Links based upon management’s preliminary estimate of their fair values. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the Closing Date of the transaction.

Note 2. Preliminary Purchase Consideration and Purchase Price Allocation

The fair value of the purchase consideration transferred on the Closing Date includes (i) the fair value of 4,472,000 shares of Palomino common stock transferred to Vega Links stockholders, less (ii) the fair value of the Consideration Shares attributable to post-combination services, which is excluded from the consideration transferred and is recognized as stock-based compensation expense on the Closing Date for Consideration Shares vested at that date and over the remaining vesting period for unvested Consideration Shares. The calculation of the purchase consideration is as follows:

Purchase Consideration

Amount
Vega Links, Inc. Common Stock issued and outstanding as of July 31, 2026	11,180,000
Fixed Exchange Ratio	0.40
Number of shares of Palomino Common Stock issued to VLI shareholders at closing	4,472,000
Palomino fair value per share at July 31, 2026 (independent valuation) (a)	$3.78
Fair value of common shares issued and exchanged	16,904,160
Less: Fair value of restricted stock awards attributable to post-combination service (b)	(16,875,379)
Total fair value of consideration transferred (c)	$28,781

(a)	Represents the estimated fair value of Palomino common stock of $3.78 per share as of July 31, 2026, the Closing Date. Although Palomino common stock is quoted on the OTC Markets, trading in the stock is limited and sporadic, and management concluded that the quoted price did not represent the fair value of Palomino common stock at the acquisition date as defined in ASC 820, Fair Value Measurement. Accordingly, the fair value per share was determined by management with the assistance of an independent third-party valuation firm using the income approach and guideline public company method, which considered the observable OTC trading data together with significant unobservable inputs (Level 3).

(b)	Represents the fair value of the Consideration Shares attributable to post-combination services. The 4,472,000 Consideration Shares issued to VLI stockholders are restricted shares of Palomino common stock with an estimated fair value of $16,904,160, of which $16,875,379 is attributable to post-combination services. The Consideration Shares generally retain the vesting terms of the VLI stock purchase agreements, except that the shares of two stockholders vest monthly over one year from the effective dates of their consulting agreements, rather than over four years, and the shares of one stockholder vested in full immediately prior to the Closing. The shares of eight stockholders are also subject to a three-year lock-up, which does not affect the service period. The post-combination portion is excluded from consideration transferred and is recognized as stock-based compensation expense on the Closing Date for Consideration Shares that require no further service ($321,436) and over the remaining service period for the remaining Consideration Shares.

(c)	Represents the fair value of the Consideration Shares attributable to pre-combination services. As outlined in the Share Exchange Agreement, each outstanding share of VLI common stock was exchanged for 0.4 of a share of Palomino restricted common stock, and Palomino assumed the vesting terms of each VLI stockholder’s stock purchase agreement. The pre-combination fair value of Palomino restricted common stock issued in connection with the Transaction was $28,781.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed from Vega Links are recognized and measured at fair value. The purchase price allocation is preliminary and is based on available information and certain assumptions, which Palomino believes are reasonable. The assets acquired and liabilities assumed of Vega Links have been measured based on various preliminary estimates, including the valuation of the acquired IPR&D asset, and Palomino expects to complete the final purchase price allocation during the 12-month period following the Closing Date. As a result, the final purchase price allocation may differ significantly from the preliminary amounts presented herein, and these changes may be material.

The following table presents a preliminary allocation of the consideration transferred to the fair values of the identifiable assets acquired and liabilities assumed from Vega Links as if the transaction had been completed on June 30, 2026, with the excess recorded to goodwill.

Preliminary Purchase Price Allocation	Estimated Fair Value
Assets acquired:
Cash	$70,206
Prepaid expenses	2,860
Property and equipment, net	3,311
Intangible asset – IPR&D	20,657
Total assets acquired	$97,034
Accounts payable	$8,675
Accrued expenses and other liabilities	800
Loans from shareholders (related party)	25,000
Liability for unvested restricted stock, current	15,604
Liability for unvested restricted stock, noncurrent	40,376
Deferred tax liability	3,510
Total liabilities assumed	$93,965
Net assets acquired	3,069
Estimated purchase consideration	28,781
Estimated goodwill	$25,712

Goodwill represents the excess of the purchase consideration over the estimated fair value of the underlying net assets acquired. Goodwill will not be amortized but instead will be reviewed for impairment at least annually, absent any indicators of impairment. Goodwill is primarily attributable to the assembled workforce and synergies expected to be achieved from the combined operations of Palomino and Vega Links.

Note 3. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the identifiable intangible asset acquired by the Company at its preliminary estimated fair value as of the Closing Date. The identifiable intangible asset consists of an in-process research and development, or IPR&D, under development by Vega Links with a preliminary estimated fair value of $20,657. IPR&D assets are considered indefinite-lived until completion or abandonment of the associated research and development efforts and therefore are not amortized during that period.

(b)	Reflects preliminary goodwill of $25,712, representing the excess of the fair value of consideration transferred over the fair value of net assets acquired. Goodwill is primarily attributable to the assembled workforce and expected synergies, and is not amortized but is tested for impairment at least annually.

(c)	Reflects the elimination of Vega Links’ historical stockholders’ equity, the issuance of 4,472,000 shares of Palomino common stock as consideration, of which the fair value attributable to pre-combination service of $28,781 is included in consideration transferred. As unvested restricted shares subject to repurchase are not considered outstanding for accounting purposes, only the par value of the 85,334 Consideration Shares vested at the Closing Date is reflected in common stock as consideration with an estimated fair value of $28,781, the accrual of estimated Palomino transaction costs, the recognition of stock-based compensation for the Consideration Shares that require no post-combination service, and the related deferred tax benefit described in Note 3(d), as follows:

	Common Stock	Additional Paid-in Capital	Accumulated Deficit
Historical equity balances of Vega Links	$-	$-	$(14,078)
Elimination of Vega Links historical equity	-	-	14,078
Issuance of Palomino common stock as consideration	9	28,772	-
Estimated Palomino transaction costs, pre-tax *	-	-	(189,300)
Stock-based compensation – no post-combination service **	-	321,436	(321,436)
Deferred tax benefit – partial release of Palomino valuation allowance	-	-	1,169
Historical equity balances of Palomino	2,316	26,353,914	(5,790,026)
Pro forma equity balances of combined company	$2,325	$26,704,122	$(6,299,593)

* Represents estimated transaction costs of $189,300 incurred by Palomino in connection with the Transaction (legal fees, accounting and audit fees, and valuation fees) that are not reflected in Palomino’s historical balance sheet as of June 30, 2026. The costs are reflected as an increase to accrued expenses and other liabilities and an increase to accumulated deficit, as if the Transaction had been consummated on June 30, 2026. The corresponding expense is reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 (see Note 4(c)).

** Represents stock-based compensation of $321,436 for the portion of the Consideration Shares that require no post-combination service. The amount is reflected as an increase to accumulated deficit and a corresponding increase to additional paid-in capital, as if the Transaction had been consummated on June 30, 2026, and is reflected as non-recurring stock-based compensation expense in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 (see Note 4(d)).

(d)	Reflects a deferred tax liability of $3,510 associated with the preliminary fair value of the acquired IPR&D intangible asset, estimated at the blended statutory tax rate, with a corresponding increase to goodwill. Included in the deferred income tax adjustments is the partial release of Palomino’s valuation allowance of $1,169, as the deferred tax liability recorded in acquisition accounting provides a source of future taxable income for Palomino’s existing deferred tax assets. The release is recorded as an income tax benefit in accumulated deficit and is not expected to recur. The resulting pro forma net deferred tax liability is $2,341.

(e)	Reflects the increase of $55,417 in Vega Links’ liability for unvested restricted stock between June 30, 2026 and the Closing Date, representing deposits received in cash from Vega Links stockholders for shares subject to Vega Links’ repurchase option at the original purchase price, which were assumed in the Transaction. The adjustment consists of $15,393 current and $40,024 noncurrent, bringing the pro forma liability to $55,980 as assumed in the preliminary purchase price allocation, with a corresponding increase to cash and cash equivalents.

Note 4. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(a)	Reflects a deferred income tax benefit of $1,169 for the year ended December 31, 2025, resulting from the partial release of Palomino’s valuation allowance, as the deferred tax liability recognized on the acquired IPR&D intangible asset provides a source of future taxable income. This benefit is not expected to recur in any period beyond twelve months from the close of the Transaction.

(b)	Represents pro forma net loss per share calculated using Palomino’s historical weighted average shares outstanding, adjusted for the 4,472,000 Consideration Shares issued to VLI stockholders in connection with the Transaction, as if the Transaction had been consummated on January 1, 2025. The Consideration Shares are restricted shares subject to service-based vesting and are included in basic weighted average shares outstanding only from the date they vest. Assuming the remaining service period of each award as of the Closing Date commenced on January 1, 2025 and weighting each monthly vesting tranche (after any 12-month cliff) by the number of days it was outstanding in the period, weighted average vested Consideration Shares of 564,591 and 1,820,545 have been included for the year ended December 31, 2025 and the six months ended June 30, 2026, respectively. As the combined company is in a net loss position for each period presented, unvested Consideration Shares and all other potentially dilutive securities are antidilutive, and basic and diluted net loss per share are the same.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Pro forma net loss	$(4,734,187)	$(10,855,778)
Palomino historical weighted average shares outstanding, basic and diluted	20,174,547	6,710,995
Consideration Shares issued to Vega Links shareholders that vested during the period	1,820,545	564,591
Pro forma weighted average shares outstanding, basic and diluted	21,995,092	7,275,586
Pro forma net loss per share, basic and diluted	$(0.22)	$(1.49)

(c)	Reflects the recognition of estimated transaction costs of $189,300 incurred directly in connection with the Transaction, consisting of legal fees, accounting and audit fees and valuation fees. These costs were incurred by Palomino subsequent to June 30, 2026 and are reflected in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 as if the Transaction was consummated on January 1, 2025. No income tax benefit has been recognized on this adjustment, as Palomino maintains a full valuation allowance against its net deferred tax assets. These costs are not expected to recur in any period beyond twelve months from the close of the Transaction.

(d)	Represents the adjustment to record stock-based compensation expense for the post-combination portion of the Consideration Shares issued to VLI stockholders. The Consideration Shares are restricted shares of Palomino common stock that generally retain the vesting terms of the corresponding VLI shares, except for the modifications described in Note 2(b). Compensation cost is measured based on the acquisition-date fair-value-based measure of the replacement awards issued by Palomino of $3.78 per share and is not subsequently remeasured. The post-combination portion of $16,875,379 has been recognized as if the Transaction had been consummated on January 1, 2025. For Consideration Shares held by nonemployees, compensation cost is recognized in the same period and in the same manner as if Palomino had paid cash for the services. Accordingly, the cost of each separately vesting tranche is recognized ratably over the period from the grant date to the vesting date of that tranche. For Consideration Shares held by grantees who became employees of Palomino, compensation cost is recognized on a straight-line basis over the remaining service period, with cumulative expense at each period end at least equal to the value of the Consideration Shares vested at that date. The cost of the shares that were vested at the Closing Date, $321,436, has been recognized on the Closing Date and is therefore reflected in full in the year ended December 31, 2025. This cost is not expected to recur in any period beyond twelve months from the close of the Transaction. No income tax benefit has been recognized on this adjustment, as Palomino maintains a full valuation allowance against its net deferred tax assets. The adjustment for stock-based compensation expense is as follows:

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
General and administrative	$2,111,645	$7,504,451